                                                                     EXHIBIT 4.3

      8.00% SERIES B                                   8.00% SERIES B
   CUMULATIVE PREFERRED                             CUMULATIVE PREFERRED
           STOCK                                            STOCK

INCORPORATED UNDER THE LAWS                   THIS CERTIFICATE IS TRANSFERABLE
      OF THE STATE OF                                 IN NEW YORK, NY OR
       NORTH CAROLINA                                     WILSON, NC

                                                      CUSIP 97563A 30 0
                                             SEE REVERSE FOR CERTAIN DEFINITIONS



                          [WINSTON HOTELS, INC. LOGO]

THIS CERTIFIES THAT






IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF, $.01 PAR VALUE PER SHARE, OF

Winston, Hotels, Inc. (the "Corporation"), a North Carolina corporation. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person or by duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

     In Witness Whereof, the Corporation has caused this Certificate to be executed by the facsimile seal and signatures of its duly authorized officers.

DATED:

                             [WINSTON HOTELS, INC.
                                CORPORATE SEAL]

COUNTERSIGNED AND REGISTERED
            BRANCH BANKING & TRUST CO.              /s/ Charles M. Winston
            (WILSON, NC)                            CHAIRMAN OF THE BOARD

                  TRANSFER AGENT                    /s/ Joseph V. Green
                   AND REGISTRAR                    PRESIDENT

               AUTHORIZED SIGNATURE

                              WINSTON HOTELS, INC.

         THE SHARES OF SERIES B CUMULATIVE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A "REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S ARTICLES OF INCORPORATION, NO PERSON MAY ACQUIRE SHARES OF THE SERIES B CUMULATIVE PREFERRED STOCK THAT WOULD (I) CAUSE ANY PERSON TO OWN, DIRECTLY OR INDIRECTLY, IN THE AGGREGATE MORE THAN 9.9% OF THE OUTSTANDING SHARES OF THE SERIES B CUMULATIVE PREFERRED STOCK, (II) CAUSE ANY PERSON TO OWN, DIRECTLY OR INDIRECTLY, IN THE AGGREGATE MORE THAN 9.9% OF THE OUTSTANDING SHARES OF THE CAPITAL STOCK OF THE CORPORATION, (III) RESULT IN THE DISQUALIFICATION OF THE CORPORATION AS A REIT UNDER THE CODE, OR (IV) CAUSE THE CORPORATION TO BE TREATED AS OWNING, DIRECTLY OR INDIRECTLY, 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE CORPORATION'S REAL PROPERTY, WITHIN THE MEANING OF SECTIONS 856(D)(2)(B) AND 856(D)(5) OF THE CODE. ANY PERSON WHO ATTEMPTS TO OWN, DIRECTLY OR INDIRECTLY, SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION.

         THE CORPORATION MAY REQUIRE EVIDENCE OF A PROPOSED TRANSFEREE'S
STATUS AND OWNERSHIP INTEREST BEFORE PERMITTING ANY TRANSFER AND MAY REDEEM ANY SHARES HELD IN VIOLATION OF THE LIMITATIONS DESCRIBED IN THE PRECEDING PARAGRAPH. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A FULL STATEMENT OF THE TRANSFER RESTRICTIONS UPON REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

         THE SHARES OF SERIES B CUMULATIVE PREFERRED STOCK REPRESENTED HEREBY ARE SUBJECT TO ALL OF THE PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS OF THE CORPORATION, EACH AS AMENDED FROM TIME TO TIME, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED AS WELL AS VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, SO FAR AS THE SAME HAS BEEN DETERMINED BY THE BOARD OF DIRECTORS UNDER ITS AUTHORITY.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common                    UNIT TRANSFER MIN ACT - __________ Custodian __________
     TEN ENT - as tenants by the entireties                                      (Cust.)             (Minor)
     JT TEN  - as joint tenants with right                                     under Uniform Transfers to Minors
               of survivorship and not as tenants                              Act ____________________
               in common                                                                 (State)

    Additional abbreviations may also be used though not in the above list.

For value received _______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------|
                                     |
-------------------------------------|------------------------------------------

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------

                                                                          shares
-------------------------------------------------------------------------
represented by this Certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney
-----------------------------------------------------------------------
to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

         Date:
              ---------------------

Signature(s) Guaranteed:                  --------------------------------------
                                                       Signature(s)


--------------------------------------    --------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED     NOTICE: THE SIGNATURES ON THIS ASSIGN-
BY AN ELIGIBLE GUARANTOR INSTITUTION      MENT MUST CORRESPOND WITH THE NAME(S)
AS DEFINED IN RULE 17Ad-15 UNDER          AS WRITTEN UPON THE FACE OF THE CERTI-
THE SECURITIES EXCHANGE ACT OF 1934,      FICATE IN EVERY PARTICULAR, WITHOUT
AS AMENDED.                               ALTERATION OR ENLARGEMENT, OR ANY
                                          CHANGE WHATEVER.